DateofPurchase
FundName
SSCFundCode
MoneyManager
CUSIP
Issuer
Broker
Underwriter(s)
AffiliatedUnderwriterintheSyndicate
AmountofPurchase($)
AsreportedbyManagerAmountofPurchase($)
AmountofOffering($)
PurchasePriceNetofFeesandExpenses
OfferingPriceatCloseofFirstBusinessDay
Commission,SpreadorProfit
5/14/2013
RussellUSMidCapEquityFund
CHV2
CeredexValueAdvisors
015271109
AlexandriaRealEstate
BoFAMerrillLynch
BankofAmericaMerrillLynch,Citi,JPMorgan,RBSSecuritiesCorp,
Scotiabank,BB&TCapitalMarkets,BYNMellonCapitalMarketsLLC,
CapitalOneSouthcoastInc,CreditAgricoleCIB,CreditSuisse,
EvercorePartnersInc,MitsubishiUFJSecuritiesUSAInc,
RobertWBaird&Co,SMBCNikkoSecuritiesAmericaInc,SunTrustRobinson
Humphrey
SuntrustRobinsonHumphrey
$3,675,000
$66,150
$4,851,000
$73.500
$78.090
$1.760